Exhibit 99.1

FOR IMMEDIATE RELEASE
Monday, December 16, 2013

CLAYTON WILLIAMS ENERGY, INC. TO TRANSFER EXCHANGE LISTING TO THE NEW YORK STOCK EXCHANGE FROM NASDAQ

Midland, Texas, December 16, 2013 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company” or “CWEI”) (NASDAQ-CWEI) today announced its intention to transfer the listing of its shares of common stock from the NASDAQ Global Select Market (“NASDAQ”) to the New York Stock Exchange (“NYSE”). The Company expects that its shares of common stock will commence trading on the NYSE under the same symbol “CWEI” on December 30, 2013. The Company’s common stock will continue to trade on the NASDAQ until the transfer to the NYSE has been completed.

Clayton W. Williams, Jr, President and Chief Executive Officer, commented, “We believe that by moving to NYSE, we will benefit from access to a trading specialist and decreased volatility. We remain committed to increasing our visibility within the investment community, consistent with our objective to further expand our investor base while creating value for our shareholders.”

“We look forward to a long lasting partnership with Clayton Williams Energy, a regional leader in the production of oil and gas,” said Scott Cutler, Executive Vice President, Head of Global Listings, NYSE Euronext. “The NYSE offers companies the world's most trusted and reliable platform to raise capital, and we welcome the opportunity to build upon the value that Clayton Williams delivers to its shareholders as they join the NYSE Community.”

The Company also announced that, in connection with the listing of its common stock on the NYSE and in order to comply with certain of the NYSE’s listing requirements, Davis L. Ford, a director of the Company since 2004, has been reclassified from a Class III director with a term expiring in 2014 to a Class I director with a term expiring in 2016.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

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This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums    Michael L. Pollard
Director of Investor Relations    Chief Financial Officer
(432) 688-3419    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com